Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Mach Natural Resources LP of our report dated August 1, 2025 relating to the financial statements of SIMCOE LLC, which appears in Mach Natural Resources LP’s Current Report on Form 8-K/A dated September 19, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

September 22, 2025